FORM 8-K

AMENDMENT TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2006

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-11552	94-2383795
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS. Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 954-8333

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                             Bankruptcy or Receivership

On March 14, 2006, TeleVideo, Inc. (“TeleVideo” or the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Code and orders of the Court.

On March 15, 2006, the Company issued a press release that announced this event. A copy of that press release is attached hereto as Exhibit 99.1.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Richard I. Kim, the Acting Chief Accounting Officer of the Company, resigned as an officer and employee of the Company on March 14, 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of TeleVideo, Inc. dated March 15, 2006

99.2	Notice of resignation dated March 14, 2006 from Richard I. Kim, Vice President and Secretary TeleVideo, Inc. to Dr. K. Philip Hwang Chief Executive Officer of TeleVideo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2006	TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang
Name: K. Philip Hwang
Title: Chief Executive Officer

EXHIBITS INDEX

Exhibit Number	Description
99.1	Press release of TeleVideo, Inc. dated March 15, 2006

99.2	Notice of resignation dated March 14, 2006 from Richard I. Kim, Vice President and Secretary TeleVideo, Inc. to Dr. K. Philip Hwang Chief Executive Officer of TeleVideo, Inc.